NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
BILL HOLDINGS, INC.
FORM OF WARRANT TO PURCHASE COMMON STOCK
Issued on [___________] (“Issue Date”)
This certifies that that for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, JPMC Strategic Investments I Corporation or its registered assigns (“Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from BILL Holdings, Inc., a Delaware corporation (the “Company”), at a price per share equal to the Warrant Price (as defined below), at any time prior to the Expiration Date (as defined below), up to [SHARES] ([SHARES]) shares of Warrant Stock (as defined below) (the “Exercise Shares”), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 (the “Subscription Form”) and simultaneous payment of an amount equal to the product obtained by multiplying the Warrant Price by the number of Exercise Shares so purchased in lawful money of the United States or by an election to net exercise as set forth in Section 2.6 hereof. The Warrant Price and the number and character of Exercise Shares purchasable under this Warrant are subject to adjustment as provided herein.
This Warrant has been issued pursuant to that certain Warrant Issuance Agreement dated as of May 22, 2023 (the “Warrant Agreement”), by and among the Company and Holder, and is subject to the provisions thereof. Terms used but not defined herein shall have the meanings set forth in the Warrant Agreement.
1.DEFINITIONS. The following definitions shall apply for purposes of this Warrant:
“Act” means the Securities Act of 1933, as amended.
“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Act.
“Business Day” means any day other than a Saturday, Sunday or a day on which banks in San Francisco, California are authorized or required by law to close.
    “Change of Control” has the meaning set forth in the Warrant Agreement.
“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

    “Constituent Document” means with respect to any Person, such Person’s articles or certificate of incorporation, association or formation, deed of incorporation, bylaws, limited liability company agreement, partnership agreement or other constitutive documents, as applicable (and, in each case, such similar instruments or documents as applicable under a relevant jurisdiction).
“Expiration Date” means 5:00 p.m. Pacific Time on the tenth anniversary of the Amendment Execution Date (as defined in the Warrant Agreement) or such earlier date and time on which this Warrant ceases to be exercisable as provided in Section 4 hereof.
“JPMC Securities” has the meaning set forth in the Warrant Agreement.
“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.
“Securities” means collectively this Warrant and the Warrant Stock issuable upon exercise of this Warrant.
“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.
“Warrant Price” means $0.01 per share. The Warrant Price is subject to adjustment as provided herein.
“Warrant Stock” means the Company’s Common Stock, $0.00001 par value per share. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.
2.EXERCISE.
2.1Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may exercise this Warrant in whole or in part for Exercise Shares at any time or from time to time, on any Business Day before the Expiration Date. This Warrant shall be exercised by surrendering this Warrant at the principal offices of the Company, with the Subscription Form duly executed by Holder, and by payment in a form specified in Section 2.2 hereof of an amount equal to the product obtained by multiplying (a) the number of Exercise Shares to be purchased by Holder by (b) the Warrant Price as determined in accordance with the terms hereof or, if applicable, an election to net exercise this Warrant as provided in Section 2.6 hereof for the number of shares of Warrant Stock to be acquired in connection with such exercise. Holder may deliver the Subscription Form duly executed by Holder in order to exercise this Warrant in connection with a Change of Control, with the exercise and payment to be contingent upon consummation of such Change of Control.
2.2Form of Payment. Payment for the Exercise Shares upon exercise may be made by (a) a check payable to the Company’s order, (b) ACH or wire transfer of funds to the Company, (c) with the prior written consent of the Company in each instance, cancellation of indebtedness of the Company to Holder, (d) by net exercise as provided in Section 2.6 hereof, or (e) any combination of the foregoing.
2.3Partial Exercise. Upon a partial exercise of this Warrant, the number of Exercise Shares issuable upon exercise of this Warrant immediately after such partial exercise shall be reduced by (a) the aggregate number of shares of Exercise Shares issued upon such partial exercise of this Warrant and (b) if applicable, the number of shares of Exercise Shares deemed surrendered in connection with a net exercise as provided for in Section 2.6 hereof.
2.4No Fractional Shares. No fractional shares of Warrant Stock may be issued upon any exercise of this Warrant. If upon exercise of this Warrant in whole or in part, a fraction of a share of Warrant Stock would otherwise result, then in lieu of such fractional share of Warrant Stock, the Company shall pay to Holder an amount in cash equal to such fraction of a share of Warrant Stock multiplied by the then-current Fair Market Value of one Exercise Share.
2.5Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Exercise Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, Holder shall execute the Subscription Form, confirming and acknowledging that the representations and warranties set forth in the Warrant Agreement as they apply to Holder are true and complete as of the date of exercise.
2.6Net Exercise Election.
(a)Holder may elect to convert all or any portion of this Warrant, without the payment by Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the Subscription Form duly executed by Holder, into up to the number of shares of Exercise Shares that is obtained under the following formula:
X = Y (A-B)
    A
where    X =    the number of Exercise Shares to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.6.
Y =    the number of Exercise Shares as to which this Warrant is then being net exercised.
A =    the Fair Market Value (at the date of such calculation).
B =    the Warrant Price (as adjusted to the date of such calculation).
The Company will promptly respond in writing to an inquiry by Holder as to the then-current Fair Market Value.
(b)For purposes of the above calculation, fair market value of one Exercise Share (the “Fair Market Value”) shall be the volume-weighted average price per share of Common Stock for the 20 consecutive trading days immediately prior to (but not including) the date as of which the fair market value is to be determined; provided that if the Common Stock is not listed on a U.S. national or regional securities exchange on the relevant exercise date for which such value must be determined, then the Fair Market Value will be the last quoted bid price per share of Common Stock on the relevant exercise date for which such value must be determined on the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on the relevant exercise date for which such value must be determined, then the Fair Market Value will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock, on the relevant exercise date for which such value must be determined, from a nationally recognized independent investment banking firm selected by the Company.

3.ISSUANCE OF STOCK. Except as set forth in Section 4 hereof, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the Person entitled to receive the Exercise Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date and shall be entered into the register of the Company as a holder as of such date. As soon as practicable on or after such date (in any event within ten (10) Business Days), the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole Exercise Shares issuable upon such exercise, together with payment of any fractional shares pursuant to Section 2.4 hereof. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant of like tenor exercisable for the remaining number of Exercise Shares purchasable hereunder.
4.EXERCISES IN CONNECTION WITH CERTAIN TRANSACTIONS. If the Company proposes at any time to effect a Change of Control, the Company shall give Holder at least twenty (20) calendar days advance written notice (each, a “Transaction Notice”) of the anticipated closing date for such Change of Control. Subject to the Company providing a Transaction Notice in accordance with the immediately preceding sentence, this Warrant shall automatically be deemed exercised in accordance with Section 2.6 hereof in full immediately prior to the effective date of such Change of Control conditioned upon completion of such Change of Control, unless Holder provides notice of its election to not exercise this Warrant to the Company within ten (10) calendar days of Holder’s receipt of such Transaction Notice, in which case this Warrant shall expire and be of no further force and effect without any action by Holder or the Company immediately prior to the effective date of a Change of Control. Holder may, in response to the Transaction Notice, elect at its option, to exercise this Warrant in part or in full in accordance with Section 2 hereof, conditioned upon the completion of such Change of Control.
5.ADJUSTMENT PROVISIONS. The number and character of Exercise Shares issuable upon exercise of this Warrant, and the Warrant Price therefor, are subject to adjustment upon each event specified in Sections 5.1 through 5.4 hereof occurring between the date this Warrant is issued and the earlier of the time that it is exercised in full or the Expiration Date:
5.1Adjustment for Stock Splits, Combinations and Stock Dividends. In the event that the outstanding shares of Warrant Stock are subdivided (by stock split, issuance of additional shares as a dividend or otherwise) into a greater number of shares of such securities, the number of shares of Warrant Stock issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Warrant Price shall be proportionately decreased such that the aggregate Warrant Price payable for the total number of Exercise Shares purchasable under this Warrant (as adjusted) shall remain the same. In the event the outstanding shares of the securities issuable upon exercise of this Warrant are combined (by reclassification, reverse stock split or otherwise) into a lesser number of shares of Warrant Stock, the number of shares of Warrant Stock issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Warrant Price shall be proportionately increased such that the aggregate Warrant Price payable for the total number of Exercise Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective (i) in the case of any subdivision or combination, at the close of business on the date the subdivision or combination becomes effective, or (ii) in the case of an issuance of additional shares of Warrant Stock as a dividend, as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2Adjustment for Other Dividends and Distributions. In case the Company were to make or issue, or fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1 or Section 5.3 hereof) or (b) cash or other assets of the Company which dividend or distribution is actually made (each a “Dividend Event”), then, and in each such case, at the election of Holder (which election must be made within twenty (20) calendar days of receipt of notice of such Dividend Event), either (x) the Warrant Price in effect prior to such record date shall be reduced immediately thereafter by the amount of cash and/or the Fair Market Value of the securities, or other assets of the Company to be so distributed in respect of one Exercise Share; provided that, in the event that such distribution is not so made, the Warrant Price then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such securities, cash or other assets, as the case may be, to the Warrant Price that would then be in effect if such record date had not been fixed; or (y) upon exercise of this Warrant at any time after such Dividend Event, Holder shall receive, in addition to the shares of the Warrant Stock, the securities or such other assets of the Company that would have been payable to Holder if Holder had completed such exercise of this Warrant immediately prior to the relevant record date for such Dividend Event.
5.3Adjustment for Reorganization, Consolidation, Merger. (a) In case of any reclassification, recapitalization or reorganization of the Company or (b) in case the Company shall consolidate with or merge into one or more other corporations or entities which results in a change of the Warrant Stock, in each case other than a Change of Control and other than resulting from a subdivision, combination or stock dividend provided for in Section 5.1, (each, a “Reorganization Event”), then, and in each such case, Holder, upon the exercise of this Warrant after such Reorganization Event, shall be entitled to receive in lieu of the stock or other securities and property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, without the payment by Holder of any additional consideration, the stock or other securities or property which Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, this Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Reorganization Event, if the holders of Warrant Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Reorganization Event, then (i) Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which Holder will receive upon exercise of this Warrant or (ii) in the event Holder does not make such election within fifteen (15) calendar days upon notice, the consideration that Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Warrant Stock that affirmatively make an election (or of all such holders if none make an election).
5.4Conversion of Stock. In case all (a) the authorized Warrant Stock is converted, pursuant to the Company’s Certificate of Incorporation, into other securities or property, or (b) the Warrant Stock otherwise ceases to exist or to be authorized by the Company’s Certificate of Incorporation (each, a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of Exercise Shares that would have been issuable upon exercise of this Warrant immediately prior to such

Stock Event, without the payment by Holder of any additional consideration, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, Holder had completed such exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Stock Event, if the holders of Warrant Stock had the right to elect the kind or amount of consideration receivable upon consummation of such Stock Event, then (i) Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which Holder will receive upon exercise of this Warrant or (ii) in the event Holder does not make such election within fifteen (15) calendar days upon notice, the consideration that Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Warrant Stock that affirmatively made an election (or of all such holders if none make an election).
5.5Notice of Adjustments. In the event the Company shall propose to take any action of the type described in this Section 5 or Section 6 (for the avoidance of doubt, including any Change of Control) (but only if the action of the type described in this Section 5 or Section 6 would (whether or not at Holder’s election) result in an adjustment in the Warrant Price or the number of shares of Warrant Stock or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to Holder in accordance with Section 10.7, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Warrant Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least five (5) Business Days prior to the date so fixed, and in the case of all other action, such notice shall be given at least ten (10) Business Days prior to the taking of such proposed action. If at any time the Company shall cancel any of such proposed action for which notice has been given prior to the consummation thereof, the Company shall give Holder prompt notice of such cancellation.
5.6No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number or type of shares of Warrant Stock issuable upon its exercise.
5.7Reservation of Stock. If the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant that are authorized and unissued under the Company’s Certificate of Incorporation shall not be sufficient to effect the exercise of this Warrant in full, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.
6.ASSUMPTION OF OBLIGATIONS. In the event that Holder elects to exercise this Warrant in connection with a Change of Control pursuant to Section 4, then the Company shall not effectuate such Change of Control unless upon or prior to the consummation thereof the successor entity, or if the Company shall be the surviving entity in any such transaction and is not the issuer of the securities or property to be delivered to holders of Warrant Stock, then such issuer, shall assume by written instrument the obligation to deliver to Holder such amount of cash or number of shares of stock or other securities or other property that Holder shall be entitled to receive in accordance with the foregoing provisions.
7.REPRESENTATIONS; WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to, and agrees with Holder, that, as of the date hereof:

7.1Organization and Standing. The Company (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights, and privileges, and in good standing under the laws of the State of Delaware and (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to transact business in each jurisdiction where the failure to so qualify would have a material adverse effect on its business.
7.2Authorization and Validity. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Warrant, the performance of all of the Company’s obligations hereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Exercise Shares has been taken. This Warrant constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.
7.3Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Warrant, to issue, sell and deliver the Exercise Shares and to carry out and perform its obligations under this Warrant.
7.4Validity of Securities. This Warrant is duly authorized and validly issued 7.4 (including without limitation, issued in compliance with applicable federal and state securities laws). The Exercise Shares issuable upon exercise of this Warrant have been duly authorized and validly reserved and, if issued, sold and delivered in accordance with the terms of this Warrant for the consideration provided herein, will be duly authorized and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully-paid, and nonassessable. The Company further covenants and agrees that the Company will, at all times from the date hereof until the Expiration Date, take such corporate or other requisite action as required in order to have authorized and reserved, free from preemptive rights, a sufficient number of shares of Warrant Stock to satisfy the exercise of this Warrant from time to time as these Warrants are presented for exercise in accordance with the terms hereof. This Warrant is, and the Exercise Shares issuable hereunder will be, free and clear of all liens, encumbrances and transfer restrictions other than any liens or encumbrances created by or imposed thereon by Holder; provided, however, that (a) this Warrant and the Exercise Shares shall be subject to restrictions on transfer under state and/or federal securities laws and (b) the Company makes no representations or warranties that this Warrant is, and the Exercise Shares will be, free from encumbrances or restrictions applicable as a result of Holder being a regulated entity, including under the Bank Holding Company Act of 1956, as amended (the “BHCA”). This Warrant and the Warrant Stock are not subject to any preemptive rights or rights of first refusal that have not previously been waived.
7.5Compliance with Law. Subject to the accuracy of the representations and warranties of Holder set forth in Section 8, the issuance of this Warrant and the Warrant Stock will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”) and the qualification requirements, if any, of applicable state securities laws. The authorization, execution and delivery of this Warrant will not constitute or result in any default or breach of any term or provision of the Company’s current Constituent Documents, or any material agreement or instrument by which it is bound or to which its properties or assets are subject.
7.6No Impairment. The Company will not, by amendment of any of its Constituent Documents or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the material terms of this Warrant, but will, at all times in good faith, assist in the carrying out of all such material terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against wrongful impairment.
8.REPRESENTATIONS; WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that, as of the date hereof:
8.1Purchase for Own Account. This Warrant and the Exercise Shares to be acquired by Holder hereunder will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.
8.2Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.
8.3Restricted Securities. Holder understands that the Warrant and the Warrant Stock are characterized as “restricted securities” under the 1933 Act and Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
8.4BHCA Control. Holder represents and warrants to the Company that the acceptance of this Warrant will not cause Holder, together with its Affiliates, to hold more than 4.99% of any class of voting securities of the Company.
8.5Further Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) upon request of the Company, Holder shall have furnished the Company, at the expense of Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act. Notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of the Securities in compliance with SEC Rule 144 or Rule 144A; (ii) for any transfer of Securities by Holder to any Affiliate (as that term is defined in Rule 405 promulgated under the 1933 Act) of Holder; or (iii) for any transfer of Securities by Holder that is a partnership, limited liability company or a corporation to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) a controlled Affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or (D) the estate of any such partner, limited liability company or stockholder; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 8.5 to the same extent as if the transferee was the original Holder hereunder.
8.6Legends. Holder understands and agrees that the certificates evidencing the Warrant Stock may bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Company’s Certificate of Incorporation or Bylaws, or by any agreement between the Company and Holder:
(a)NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
(b)Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws.
The legend set forth in clause (a) above shall be removed by the Company from any certificate evidencing the Warrant Stock upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company originally issued the Securities. No opinion shall be required for transactions under SEC Rule 144.
9.NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a holder of the shares of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
10.GENERAL PROVISIONS.
10.1Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time (and in any case, within twenty (20) calendar days), execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
10.2Attorneys’ Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

10.3Transfer. Subject to the restrictions on transfer set forth herein and in the Warrant Agreement, this Warrant may be assigned, conveyed or transferred, in whole or in part, without the Company’s consent and without charge to Holder, upon surrender of this Warrant with a properly executed Assignment Form in the form attached as Exhibit 2 hereto (the “Assignment Form”); provided that this Warrant may not be assigned, without the prior written consent of the Company, to a Competitor of the Company, or an investor in such a Competitor, or an affiliate of either of the foregoing. As used in this Warrant, “Competitor” means any operating company that engages, directly or indirectly, in any of the following businesses: accounts payable automation, accounts receivable automation, cash management automation, document management tied to the transactions, closed loop payment processing, financial workflow management, spend management, debit or credit card issuance, card-related lending, and/or other expense management services, business bill payment or business-to-business payment network. The rights and obligations of the Company and Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
10.4Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.
10.5Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Warrant shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
10.6Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to Sections and Exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
10.7Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the day of delivery if personally delivered; (ii) one (1) Business Day following deposit with a nationally recognized express courier service (fees prepaid) with instructions to deliver no later than the following Business Day for deliveries within the United States; (iii) three (3) Business Days following deposit with an internationally recognized express courier service (fees prepaid) with instructions to deliver no later than three (3) Business Days later for deliveries across international borders; (iv) for deliveries inside the United States only, three (3) Business Days following deposit in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows: (a) if to Holder, at Holder’s address as set forth on its signature page hereto; and (b) if to the Company, 6220 America Center Drive, Suite 100, San Jose, CA 95002; or (v) on the date of delivery if delivered through electronic mail with confirmation of receipt as follows: (a) if to Holder, at the Holder’s electronic mail address as set forth on its signature page hereto; and (b) if to the Company, at: . Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.
10.8Amendment; Waiver. This Warrant may be amended and provisions may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section 10.8 shall be binding upon Holder, each future holder of the Warrant and the Company.
10.9Listing. If at any time the Company’s Warrant Stock shall be listed on any national securities exchange or automated quotation system, the Company will use its commercially reasonable efforts to list, and keep listed, so long as the Warrant Stock shall be so listed on such exchange or automated quotation system, any Exercise Shares issuable upon exercise.
10.10Dissolution, Liquidation or Winding Up. If, prior to the Expiration Date, the Company (or any other person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, the Company shall give written notice thereof to Holder at least ten (10) calendar days’ advance written notice. If Holder has not elected to exercise this Warrant pursuant to Section 2, Holder shall receive the securities, cash or other property which Holder would have been entitled to receive had Holder been the holder of record of Exercise Shares into which this Warrant were exercisable immediately prior to such dissolution, liquidation or winding up (net of the then applicable Warrant Price) and the rights to exercise this Warrant shall terminate on the date specified in such notice as the date on which the holders of record of the shares of the Warrant Stock shall be entitled to exchange their shares of the Warrant Stock for securities, cash or other property deliverable upon such dissolution, liquidation or winding up, as the case may be.
10.11Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
10.12Termination. This Warrant may be terminated anytime by Holder at its election effective immediately upon written notice to the Company.
10.13Confidentiality. Holder agrees that any confidential information provided to or learned by it in connection with its rights under this Warrant shall be subject to the provisions set forth in Section 10 of the Master Agreement. It is understood and agreed that nothing in this Warrant prevents Holder from making available to its bank regulators any confidential information that may be in its possession in the course of the regular bank supervision and examination process and subject to the confidentiality protections afforded thereto under applicable law. The Company will treat confidential information disclosed to it by Holder, except such information that (i) was in the public domain prior to the time it was furnished to such recipient, (ii) is or becomes (through no willful or improper action or inaction by the Company) generally available to the public, (iii) was in its possession or known by the Company (as evidenced by written records) without restriction prior to receipt from Holder, (iv) was rightfully disclosed to such recipient by a third party without restriction or (v) was independently developed (as evidenced by written records) without any use of Holder’s confidential information, as confidential and shall disclose the foregoing only to its directors, officers, employees, attorneys, service providers, agents, underwriters and consultants or other representatives as reasonably required in connection herewith and the transactions hereby (the “Confidential Information”) (and shall direct such recipients to keep such information confidential), giving it the same care as its own confidential information, and shall make no use of any such Confidential Information except in connection with its rights under any agreement between the Company and Holder or any of its affiliates, and except that the Company may disclose such Confidential Information as required by applicable law, regulation or listing with a stock exchange or other self-regulatory organization; provided, however, that the Company will provide to Holder written notice of such requirement (to the extent permissible under law) as soon as practicable after learning of it.
10.14Entire Agreement. This Warrant and the documents referred to herein, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
10.15Counterparts. This Warrant may be executed and delivered by electronic or facsimile signature (including without limitation transmission by .PDF or other fixed image form or any electronic signature complying with U.S. Federal E-Sign Act of 2000 (e.g. www.docusign.com or www.echosign.adobe.com) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Common Stock as of the date first written above.

THE COMPANY: BILL HOLDINGS, INC.
By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

HOLDER: JPMC STRATEGIC INVESTMENTS I CORPORATION
By:
Name:
Title:
Address:
Email:

[Signature Page to Warrant to Purchase Common Stock of bill holdings, inc.]

EXHIBIT 1
FORM OF SUBSCRIPTION
(To be completed and signed only upon exercise of Warrant)
To: BILL Holdings, Inc. (the “Company”)
We refer to that certain Warrant to Purchase Common Stock of the Company issued on ___________ ___, _____ (the “Warrant”).
Select one of the following two alternatives:
Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase         shares of the Common Stock of BILL Holdings, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full. This exercise IS IS NOT conditioned upon the completion of the Change in Control that has been described in a Transaction Notice, dated ____________________, delivered by the Company to Holder pursuant to Section 4 of the Warrant.
Net Exercise Election. On the terms and conditions set forth in the Warrant, the undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to         shares of the Common Stock of BILL Holdings, Inc., covered by the Warrant (calculated before giving effect to the net exercise of the Warrant). This exercise IS IS NOT conditioned upon the completion of the Change in Control that has been described in a Transaction Notice, dated ____________________, delivered by the Company to Holder pursuant to Section 4 of the Warrant.
In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations set forth in the Warrant as they apply to the undersigned Holder are true and complete as of this date. Please issue a certificate or certificates representing such shares of Warrant Stock in Holder’s name and deliver such certificate(s) to Holder at the address set forth below:

(Name)
(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

WHEREFORE, the undersigned Holder has executed and delivered the Warrant and this Subscription Form as of the date set forth below.

HOLDER: JPMC STRATEGIC INVESTMENTS I CORPORATION
By:
Name:
Title:

Exhibit 2
FORM OF ASSIGNMENT
(To assign the foregoing Warrant, execute this form
and supply required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:     ______________________________________________________________
    (Please Print)
Address:    ______________________________________________________________
    (Please Print)

Dated: __________, 20__
Holder’s
Signature:     ______________________________________________
Holder’s
Address:     ______________________________________________